Exhibit 99

Rocky Brands, Inc. Announces Fourth Quarter and Full Year 2021 Results

NELSONVILLE, Ohio, March 1, 2022 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021 Overview

●	Net sales increased 93.4% to $169.5 million
o	Wholesale segment sales increased 124.9%; Retail segment sales increased 12.6%
●	Operating income increased 41.1% to $18.2 million
●	Net income increased 29.1% to $12.5 million, or $1.69 per diluted share
●	Adjusted net income increased 34.3% to $13.8 million, or $1.86 per diluted share

Full Year 2021 Overview

●	Net sales increased 85.4% to $514.2 million
o	Wholesale segment sales increased 110.8%; Retail segment sales increased 29.9%
●	Operating income increased 32.4% to $36.0 million
●	Net income of $20.6 million, or $2.77 per diluted share
●	Adjusted net income increased 40.9% to $32.5 million, or $4.39 per diluted share

“There were many highlights from 2021 led by sustained demand for our brands and products and a transformational acquisition that significantly enhanced our size and brand portfolio,” said Jason Brooks, Chairman, President and Chief Executive Officer. “For the majority of the year, we were able to fully meet demand and expand our share in multiple footwear categories including western, work and outdoor. While we encountered fulfillment challenges starting in the third quarter that pressured margins and hindered our ability to deliver a portion of orders on time, we have since made good progress regaining efficiencies in our Ohio distribution center and bringing our new Reno, Nevada distribution center online.  We also accomplished the critical step of migrating the acquired business to our ERP system.  With the integration of our two organizations complete, our focus now shifts to identifying synergies and cost saving opportunities and driving operational excellence throughout our newly combined Company.  We move forward in a solid position to take better advantage of our enviable inventory position and leverage our North American-based manufacturing facilities to drive profitable growth and generate greater shareholder value.”

Fourth Quarter Review

Fourth quarter net sales increased 93.4% to $169.5 million compared with $87.6 million in the fourth quarter of 2020. Fourth quarter 2021 net sales include $79.3 million in Boston Group net sales. The Boston Group is defined as The Original Muck Boot Company, XTRATUF, Servus, NEOS and Ranger brands acquired from Honeywell International Inc. on March 15, 2021.

Wholesale sales for the fourth quarter increased 124.9% to $134.8 million compared to $59.9 million for the same period in 2020. Retail sales for the fourth quarter increased 12.6% to $26.5 million compared to $23.5 million for the same period last year. Contract Manufacturing segment sales, which now include contract military sales and private label programs, increased 95.5% to $8.1 million compared to $4.2 million in the fourth quarter of 2020.

Gross margin in the fourth quarter of 2021 was $63.3 million, or 37.3% of net sales, compared to $36.1 million, or 41.2% of net sales, for the same period last year. The decrease in gross margin was mainly attributable to the increase in inbound freight costs coupled with the delayed impact of our price increases and a lower mix of retail segment sales compared with the year ago period, which carry higher gross margins than the wholesale and contract manufacturing segments.

Operating expenses were $45.1 million, or 26.6% of net sales, for the fourth quarter of 2021 compared to $23.2 million, or 26.5% of net sales, for the same period a year ago. Excluding $1.6 million in acquisition related amortization and integration expenses, fourth quarter 2021 operating expenses were $43.5 million, or 25.7% of net sales. The increase in operating expenses was driven primarily by the expenses associated with the acquired brands. (See below for a reconciliation of  GAAP financial measures to all non-GAAP financial measures used in this release).

Income from operations for the fourth quarter of 2021 was $18.2 million, or 10.7% of net sales compared to $12.9 million or 14.7% of net sales for the same period a year ago. Adjusted operating income for the fourth quarter of 2021 was $19.8 million, or 11.7% of net sales compared to adjusted operating income of $13.6 million, or 15.5% of net sales a year ago.

Interest expense for the fourth quarter of 2021 was $3.2 million compared with $95,000 a year ago. The increase reflected interest payments on the senior term loan and credit facility used to finance the Boston Group acquisition.

The Company reported fourth quarter net income of $12.5 million, or $1.69 per diluted share compared to net income of $9.7 million, or $1.33 per diluted share in the fourth quarter of 2020. Adjusted net income for the fourth quarter of 2021, was $13.8 million, or $1.86 per diluted share compared to adjusted net income of $10.3 million, or $1.41 per diluted share in the fourth quarter of 2020.

Full Year Review

Full year 2021 net sales increased 85.4% to $514.2 million compared with $277.3 million in 2020. Full year 2021 net sales include $179.0 million, or just over nine months, in net sales from the Boston Group.

Wholesale sales for 2021 increased 110.8% to $391.1 million compared to $185.6 million in 2020. Retail sales for the year increased 29.9% to $94.7 million compared to $72.9 million for the same period last year. Contract Manufacturing segment sales, which now include contract military sales and private label programs, increased 51.0% to $28.5 million compared to $18.9 million in 2020.

Gross margin in 2021 was $194.5 million, or 37.8% of net sales, compared to $104.7 million, or 37.8% of net sales, for 2020. Adjusted gross margin for 2021, which excludes a $3.5 million inventory purchase accounting adjustment, was $198.0 million, or 38.5% of net sales.  Adjusted gross margin for 2020, which excluded approximately $1.9 million in expenses related to the closure of the Company’s manufacturing facilities due to COVID-19, was $106.7 million, or 38.5% of net sales. While gross margins were consistent year-over-year, 2021 wholesale gross margins were negatively impacted by an increase in inbound freight costs coupled with the delayed impact of our price increases.

Operating expenses were $158.6 million, or 30.8% of net sales, for 2021 compared to $77.6 million, or 28.0% of net sales, for 2020. Excluding $11.9 million in acquisition related amortization and integration expenses, 2021 operating expenses were $146.6 million, or 28.5% of net sales. The increase in operating expenses was driven primarily by the expenses associated with the acquired brands.

Income from operations for 2021 was $36.0 million, or 7.0% of net sales compared to $27.2 million or 9.8% of net sales for 2020. Adjusted operating income for 2021 was $51.4 million, or 10.0% of net sales compared to adjusted operating income of $29.8 million, or 10.8% of net sales a year ago.

Interest expense for 2021 was $10.6 million compared with $0.2 million in 2020. The increase reflected interest payments on the senior term loan and credit facility used to finance the Boston Group acquisition.

The effective tax rate for 2021 decreased to 19.0% compared to 22.3% for the full year 2020.

The Company reported 2021 net income of $20.6 million, or $2.77 per diluted share compared to net income of $21.0 million, or $2.86 per diluted share in 2020. Adjusted net income for 2021, was $32.5 million, or $4.39 per diluted share compared to adjusted net income of $23.1 million, or $3.14 per diluted share in 2020.

Balance Sheet Review

Cash and cash equivalents were $5.9 million at December 31, 2021 compared to $28.4 million on the same date a year ago. The change in cash and cash equivalents was driven primarily by the use of cash to fund a portion of the Boston Group acquisition.

Total debt at December 31, 2021 was $270.0 million consisting of $127.6 million senior term loan and borrowings under the Company's senior secured asset-backed credit facility.

Inventory at December 31, 2021 increased to $232.5 million compared to $77.6 million on the same date a year ago. The $154.9 million increase includes approximately $101.1 million in inventory related to the Boston Group.

Conference Call Information

The Company's conference call to review fourth quarter 2021 results will be broadcast live over the internet today, Tuesday, March 1, 2022 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (855) 327-6837 (domestic) or (631) 891-4304 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the “Investors” link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, Servus®, NEOS® and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the ability of the Company to identify synergies and cost-saving opportunities (Paragraph 2), the ability of the Company to drive operational excellence throughout the organization (Paragraph 2), and the Company’s ability to take advantage of inventory position and to leverage its North American-based manufacturing facilities to drive profitable growth and generate greater shareholder value (Paragraph 2). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2020 (filed March 16, 2021) and quarterly reports on Form 10-Q for the quarters ended March 31, 2021 (filed May 6, 2021), June 30, 2021 (filed August 9, 2021) and September 30, 2021 (filed November 9, 2021). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31,	December 31,
	2021	2020
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$5,909	$28,353
Trade receivables – net	126,807	48,010
Contract receivables	1,062	5,170
Other receivables	242	364
Inventories – net	232,464	77,576
Income tax receivable	4,294	-
Prepaid expenses	4,507	3,713
Total current assets	375,285	163,186
LEASED ASSETS	11,428	1,572
PROPERTY, PLANT & EQUIPMENT – net	59,989	33,750
GOODWILL	50,641	-
IDENTIFIED INTANGIBLES – net	126,315	30,209
OTHER ASSETS	917	374
TOTAL ASSETS	$624,575	$229,091

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$114,632	$20,090
Contract liabilities	1,062	5,582
Current Portion of Long-Term Debt	3,250	-
Accrued expenses:
Salaries and wages	3,668	4,463
Taxes - other	849	893
Accrued freight	1,798	911
Commissions	2,447	712
Accrued duty	5,469	4,270
Accrued interest	2,133	-
Income tax payable	-	1,019
Other	4,828	2,043
Total current liabilities	140,136	39,983
LONG-TERM DEBT	266,794	-
LONG-TERM TAXES PAYABLE	169	169
LONG-TERM LEASE	8,809	944
DEFERRED INCOME TAXES	10,293	8,271
DEFERRED LIABILITIES	519	219
TOTAL LIABILITIES	426,720	49,586
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding December 31, 2021 - 7,302,199; December 31, 2020 - 7,247,631	68,061	65,971
Retained earnings	129,794	113,534
Total shareholders' equity	197,855	179,505
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$624,575	$229,091

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
NET SALES	$169,452	$87,618	$514,227	$277,309
COST OF GOODS SOLD	106,169	51,497	319,691	172,574
GROSS MARGIN	63,283	36,121	194,536	104,735

OPERATING EXPENSES	45,082	23,221	158,564	77,565

INCOME FROM OPERATIONS	18,201	12,900	35,972	27,170

OTHER EXPENSES	(3,238)	(95)	(10,603)	(205)

INCOME BEFORE INCOME TAXES	14,963	12,805	25,369	26,965

INCOME TAX EXPENSE	2,417	3,084	4,810	6,001

NET INCOME	$12,546	$9,721	$20,559	$20,964

INCOME PER SHARE
Basic	$1.72	$1.34	$2.82	$2.87
Diluted	$1.69	$1.33	$2.77	$2.86

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,300	7,248	7,283	7,304
Diluted	7,405	7,296	7,409	7,337

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GROSS MARGIN
GROSS MARGIN, AS REPORTED	$63,283	$36,121	$194,536	$104,735
ADD: INVENTORY FAIR VALUE ADJUSTMENT	-	-	3,504	-
ADD: MANUFACTURING EXPENSES RELATED TO COVID-19 CLOSURES/SUPPLIES	-	-	-	1,974
ADJUSTED GROSS MARGIN	$63,283	$36,121	$198,040	$106,709

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$45,082	$23,221	$158,564	$77,565
LESS: ACQUISITION RELATED EXPENSES	803	705	9,445	705
LESS: ACQUISITION RELATED AMORTIZATION	782	-	2,476	-
ADJUSTED OPERATING EXPENSES	43,497	22,516	146,643	76,860

INCOME FROM OPERATIONS, ADJUSTED	$19,786	$13,605	$51,397	$29,849

OTHER EXPENSES	$(3,238)	$(95)	$(10,603)	$(205)

NET INCOME
NET INCOME, AS REPORTED	$12,546	$9,721	$20,559	$20,964
ADD: TOTAL NON-GAAP ADJUSTMENTS	1,585	705	15,425	2,679
LESS: TAX IMPACT OF ADJUSTMENTS	(357)	(170)	(3,471)	(574)
ADJUSTED NET INCOME	$13,774	$10,256	$32,513	$23,069

NET INCOME PER SHARE, AS REPORTED
BASIC	$1.72	$1.34	$2.82	$2.87
DILUTED	$1.69	$1.33	$2.77	$2.86

ADJUSTED NET INCOME PER SHARE
BASIC	$1.89	$1.42	$4.46	$3.16
DILUTED	$1.86	$1.41	$4.39	$3.14

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,300	7,248	7,283	7,304
DILUTED	7,405	7,296	7,409	7,337

- The non-GAAP adjustments primarily relate to our U.S. business and as such, the income tax charge is calculated using the statutory rate of 22.5% for all U.S. non-GAAP items for all periods presented.

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: “adjusted gross margin,” “adjusted operating expenses,” “adjusted operating income,”  “adjusted net income,” and "adjusted net income per share.” Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliation of GAAP Measures to Non-GAAP Measures” accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Inventory fair value adjustments

Inventory fair value adjustments are costs related to the fair value markup of inventory purchased with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. as required by business combination accounting rules.

We excluded adjustments related to the inventory fair value markup  for purposes of calculating certain non-GAAP measures because these costs do not reflect the manufactured or sourced cost of the inventory of the acquired business. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Manufacturing expenses related to COVID-19	Manufacturing expenses related to COVID-19 are costs related to the overhead, payroll expenses and supplies incurred during the temporary closure of our manufacturing facilities due to COVID-19.

We excluded manufacturing expenses related to COVID-19 for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc.

We exclude acquisition-related integration expenses for purposes of calculating certain non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International, Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our  GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.